EXHIBIT 13.1

ORIGIN AGRITECH LIMITED

Certification

Pursuant to 18 U.S.C. Section 1350, the undersigned, Liang Yuan, Chief Executive Officer of Origin Agritech Limited (the “Company”), hereby certifies, to his knowledge, that the Company's annual report on Form 20-F for the year ended September 30, 2009  (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 14, 2010	/s/ Liang Yuan
Name: Liang Yuan
Title: Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished with the Company’s Report pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.